UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2011
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     As part of the consideration for the Acquisition (defined below) described in Item 8.01, Western Gas Partners, LP (the “Partnership”) issued 2,950,284 common units (the “Common Units”) to WGR Holdings, LLC (“WGR Holdings”) and 60,210 general partner units (the “General Partner Units”) to Western Gas Holdings, LLC (the “General Partner”) on July 8, 2011. The Common Units and the General Partner Units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 8, 2011 and in connection with the consummation of the transactions contemplated by the Contribution Agreement (defined below), the Partnership entered into Amendment No. 6 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”). The Amendment permits the Partnership to make a special one-time cash distribution to WGR Holdings (without a corresponding distribution to the General Partner or the limited partners of the Partnership) in an amount equal to the cash consideration. The Amendment was effective on July 8, 2011.
     The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.
Item 8.01 Other Events.
     On July 1, 2011, the Partnership entered into a Contribution Agreement (the “Contribution Agreement”) with Western Gas Resources, Inc., WGR Holdings, WGR Asset Holding Company LLC, the General Partner, WES GP, Inc., Western Gas Operating, LLC and WGR Operating, LP. All of the parties are subsidiaries or affiliates of Anadarko Petroleum Corporation (“Anadarko”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire the Bison gas treating facility, which is located in northeastern Wyoming and consists of: (i) three amine treating units with a combined CO2 treating capacity of 450 MMcf/d, (ii) three compressor units with combined compression of 5,230 horsepower, and (iii) five generators with combined power output of 6.5 MW (the “Acquisition”).
     The Acquisition closed on July 8, 2011 with an effective date of July 1, 2011. Terms of the transaction were unanimously approved by the Board of Directors of the General Partner and by the Board’s special committee, which is comprised entirely of independent directors. The special committee retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership. The consideration paid by the Partnership for the Acquisition consisted of $25.0 million in cash and the issuance of the Common Units and General Partner Units. The Partnership funded the cash consideration with cash on hand.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.1	Amendment No. 6 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated July 8, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
By:	Western Gas Holdings, LLC,
its general partner

Dated: July 8, 2011	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

3.1	Amendment No. 6 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated July 8, 2011.